SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON D.C. 20549

                                FORM 8-K AMENDED

                      Pursuant to Section 13 or 15 (d) of
               The Securities and Exchange Commission Act of 1934

    Date of Report                                    Commission File Number
   November 4, 1997                                           0-15216


                            AUTOCORP EQUITIES, INC.
                     (Formerly Chariot Entertainment, Inc.)


               Nevada                                   87-0522501
       (State of Incorporation)                      (IRS Employer ID#)


      2980 E. Northern Ave Suite B1                        85028
           Phoenix, Arizona                              (Zip Code)
      (Address of principal office)


                                 (602) 482-5737
              (Registrants telephone number including area code)
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Item 4. Changes in Registrants Certifying Accountant.


a.   The former accountant was dismissed by the Company on October 10, 1997.
b. The decision to dismiss the former accountant was approved by the board of directors.
c. The former accountants reports on the financial statements for either of the last two years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.
d. During the two most recent fiscal years and any subsequent interim period through the date of the former accountants dismissal there were no disagreements or reportable events with the former accountant. See Exhibit 16.


Item 7. Exhibits

Exhibit 16.  Letter from Former Accountant Acknowledging Item 4 Representations.



Dated November 4, 1997                  AUTOCORP EQUITIES, INC.
                                        /s/ Stanley F. Wilson
                                        Stanley F. Wilson
                                        Secretary